As filed with the Securities and Exchange Commission on October 10, 2002
                                                 Registration No. 333-__________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                              EVOLVE SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

            DELAWARE                                         94-3219745
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                             1400 65TH STREET, SUITE 100
                                 EMERYVILLE, CA 94608


          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                      AMENDED AND RESTATED 2000 STOCK PLAN
            AMENDED AND RESTATED 2002 NONSTATUTORY STOCK OPTION PLAN
             AMENDED AND RESTATED 2000 EMPLOYEE STOCK PURCHASE PLAN
                       STAND ALONE STOCK OPTION AGREEMENT
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                                  LINDA ZECHER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              EVOLVE SOFTWARE, INC.
                          1400 65TH STREET, SUITE 100
                              EMERYVILLE, CA 94608
                                 (510) 428-6000

(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:

                            KATHARINE A. MARTIN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300

                             ----------------------

                                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                             PROPOSED           PROPOSED
                                               AMOUNT        MAXIMUM             MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO           TO BE      OFFERING PRICE        AGGREGATE           AMOUNT OF
           BE REGISTERED                     REGISTERED   PER SHARE (1)    OFFERING PRICE (1)   REGISTRATION FEE
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Common Stock, $0.001 par value per share,
  issuable under the Amended and Restated
  2000 Stock Plan                            11,461,871  $       0.44 (2)  $     5,043,223 (2)  $             464
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Common Stock, $0.001 par value per share,
  issuable under the Amended and Restated
  2000 Stock Plan                             9,538,129  $      0.115 (3)  $      1,096,885(3)  $             101
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Common Stock, $0.001 par value per share,
  issuable under the Amended and Restated
  2002 Nonstatutory Stock Option Plan         3,500,000  $       0.24 (2)  $       840,000 (2)  $              77
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Common Stock, $0.001 par value per share,
  issuable under the Amended and Restated
  2000 Employee Stock Purchase Plan             429,089  $      0.115 (3)  $        49,345 (3)  $               5
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Common Stock, $0.001 par value per share,
  issuable under a Stand Alone Stock Option
  Agreement                                   4,000,000  $       0.25 (2)  $     1,000,000 (2)  $              92
-------------------------------------------  ----------  ----------------  -------------------  -----------------
Total                                        28,929,089           ---      $        8,029,453   $             739
-------------------------------------------  ----------  ----------------  -------------------  -----------------

(1) Computed in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(2) Based on the weighted average exercise price per share of options issued under such plan or agreement.
(3) Based on the average of the high and low sales prices for the common stock of Evolve Software, Inc. (the "Registrant") on October 9, 2002, as reported on the Nasdaq SmallCap Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INFORMATION INCORPORATED BY REFERENCE.
             -------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 filed with the Commission on September 30, 2002.

     (b) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed with the Commission on July 26, 2000 and any amendment or report filed thereafter for the purpose of updating such description.

     All  documents  subsequently  filed  by the Registrant pursuant to Sections
13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES.
             ---------------------------

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
             -------------------------------------------

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
             ---------------------------------------------

     Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article 9 of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under the Delaware General Corporation Law. Article 6 of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The Registrant has entered into indemnification agreements with its directors, in addition to indemnification provided for in the registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors in the future.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.
             --------------------------------------

     Not  applicable.

ITEM  8.     EXHIBITS.
             --------

EXHIBIT NUMBER                       EXHIBIT DOCUMENT
---------------  --------------------------------------------------------------

   10.1 (1)      Amended and Restated 2000 Stock Plan
   10.2 (2)      Amended and Restated 2002 Nonstatutory Stock Option Plan
   10.3 (3)      Amended and Restated 2000 Employee Stock Purchase Plan
   10.4          Stand Alone Stock Option Agreement for Linda Zecher
    5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation
   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants
   23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (included in Exhibit 5.1 hereto)
   24.1          Power of Attorney (included on the signature page)

(1) Incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.
(2) Incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.
(3) Incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.



ITEM  9.     UNDERTAKINGS.
             ------------

     (a)     The  undersigned  Registrant  hereby  undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Emeryville, State of California on October 9, 2002.

                                        EVOLVE  SOFTWARE,  INC.

                                        By:  /s/  Linda  Zecher
                                           -------------------------------------
                                           Linda  Zecher
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda Zecher and Arthur T. Taylor, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                       TITLE                            DATE
---------------------  ----------------------------------------  ---------------

/s/ Linda  Zecher      President and Chief Executive Officer,    October 9, 2002
---------------------  Director (principal executive officer)
Linda Zecher

/s/ Arthur T. Taylor   Chief Financial Officer and Vice
---------------------  President, Finance (principal financial   October 9, 2002
Arthur T. Taylor       and accounting officer)

/s/ Gayle Crowell      Chair of the Board of Directors           October 9, 2002
---------------------
Gayle Crowell

/s/ Cary Davis          Director                                 October 9, 2002
---------------------
Cary Davis

/s/ Jeffrey M. Drazan  Director                                  October 9, 2002
---------------------
Jeffrey M. Drazan

/s/ Nancy Martin       Director                                  October 3, 2002
---------------------
Nancy Martin

/s/ John R. Oltman     Director                                  October 9, 2002
---------------------
John R. Oltman

/s/ Paul Rochester     Director                                  October 4, 2002
---------------------
Paul Rochester

                                 INDEX TO EXHIBITS


EXHIBIT NUMBER                     EXHIBIT DOCUMENT
---------------  --------------------------------------------------------------

   10.1 (1)      Amended and Restated 2000 Stock Plan
   10.2 (2)      Amended and Restated 2002 Nonstatutory Stock Option Plan
   10.3 (3)      Amended and Restated 2000 Employee Stock Purchase Plan
   10.4          Stand Alone Stock Option Agreement for Linda Zecher
    5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation
   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants
   23.2          Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (included in Exhibit 5.1 hereto)
   24.1          Power of Attorney (included on the signature page)

(1) Incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.
(2) Incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.
(3) Incorporated by reference to Exhibit 10.6 to the Registrant's Annual Report on Form 10-K filed with the Commission on September 30, 2002.